SERVICE EXPENSE REIMBURSEMENT AGREEMENT

     BY THIS AGREEMENT, the insurance companies, managers and agencies named in the Schedule A(s) attached to and forming a part of this Agreement, hereinafter referred to as "Company," and CAI Credit Insurance Agency, Inc., its
subsidiaries and affiliates hereinafter referred to as "Customer," agree as follows effective July 1, 1998.

1. Company has offered to provide insurance coverage, service and facilities through its agents for insurance programs, as described in the Schedule A(s) attached, for insuring Credit Life, Credit Accident & Health, Credit Property, Leased Property, and Involuntary Unemployment Insurance. The borrowers, members, customers, lessees or any other person having an interest in a policy of certificate subject to this Agreement shall be referred to as "Participant(s)."

2. The development and implementation of such insurance program will result in additional administrative costs and expenses for Customer.

3. Customer and Company have agreed upon their respective duties and responsibilities in the matter of providing services, coverages and facilities in connection with such insurance program and upon a formula for reimbursement to Customer of sums necessary to compensate Customer for its costs and expense therein incurred.

4. Because it is impossible to determine precisely the cost and expense which will be incurred by Customer in carrying out its duties and responsibilities as herein specified, Company agrees to reimburse Customer for its costs and expenses in the service and administration of insurance furnished under said programs as follows:

      Company shall pay to Customer an Expense Reimbursement:

            equal to the percentage of net premiums written or the fixed fee shown in the column headed Reimbursement Rate in the Schedule A(s) attached hereto.

      It is a condition of this Agreement that Customer refund ratably to Company on canceled coverages and on reductions in premiums at the same rate at which such Expense Reimbursement was originally paid.

5. Customer agrees to cooperate with Company in all reasonable particulars contemplated by this Agreement and understands that its duties and responsibilities in the matter of providing services, coverages and facilities and for which it is to be reimbursed hereunder are:

      (A)   Distribute   to   Participants,   Company's   forms,   supplies  and
            instructions for use as well as material covering the administration and distribution of policies or certificates of insurance;

      (B) Permit the use of its credit card, or such other method as it authorized by law, for the collection of premium contributions by Participants. Maintain an insurance escrow account, receive, and account for all premiums and remit to Company premiums on insurance written less cancellation refunds with respect to insurance programs contemplated by this Agreement;

      (C) Perform clerical functions, typing and mailing of insurance policies or certificates, endorsements, cancellations and periodic statements covering premium due, net of refunds and other allowances;

      (D) Furnish Company with reports of all transactions of Participants pursuant to insurance programs of Company, contemplated under this Agreement;

      (E) Perform such other similar administrative actions as may be required by Company.

      All premiums held by Customer pursuant to (B) above shall be held as trustee for Company until delivered to it. Company reserves the right to require Customer to deposit all premiums, less Customer's Expense Reimbursement as set forth in Paragraph 4 hereof, in a premium trust or escrow account.

      The reports and remittances provided for in (B) and (D) above shall be on forms provided by or acceptable to Company, and shall be transmitted in time to be received by Company not later than twenty (20) days after the end of each calendar month. Premium payments not made by the due date above shall bear interest from the due date at the rate of one percent (1%) per month, or the applicable legal maximum rate, whichever is less.

6. Periodically, Company may require evidence that expense incurred by Customer was approximately equal to reimbursement calculated hereunder.

      Customer shall upon request by Company's authorized representative, during normal business hours, make available for inspection all books and records pertaining to business covered by this Agreement and the Schedules and Addenda attached hereto.

7. Company reserves the right to offset any amounts due to or from Customer under this Agreement and its Schedules and Addenda (if any) Credit Life, Credit Accident & Health, Credit Property, Involuntary Unemployment, and Leased Property Insurance, against any amounts due to or from Customer under this or any agreements Customer may have from time to time with Company and/or any other subsidiaries or affiliates of American Bankers Insurance Group, Inc. Customer will have thirty (30) days to challenge any amounts due Company prior to such offset being made and, if challenged, no offsets will be made. The issue will be referred to arbitration, as in Paragraph 10.

8. Company may authorize Customer to offer new products and may establish rates of Expense Reimbursement on such new products. Company also reserves the right to cease offering any product listed on Schedule A at any time. Company may also prospectively change the rates of Expense Reimbursement for products on Schedule A upon thirty (30) days advance notice if required by state regulatory authority, or with the written consent of Customer if one or more product lines is in deficit. This written consent shall not be made unreasonably withheld. In all other respects, this Agreement may be altered or amended only in writing signed by both of the parties.

9. This Agreement may be terminated by Company at any time by giving Customer thirty (30) days notice, in writing, of its intention to terminate.

      This Agreement may be terminated at any time by the mutual consent of both Customer and Company.

      This Agreement may be terminated by Customer with cause at any time, upon thirty (30) days written notice provided to Company. Cause shall be defined as a material breach of the Agreement which is not cured by Company within thirty (30) days of written notice thereof.

10.  (A)    Any and all disputed or  disagreements  arising  between the parties pertaining to or relating in any manner to this Agreement, including but not limited to any disputes or  disagreements  as to the meaning or interpretation of this Agreement,  or any portion thereof, or the relationship of the parties created under this Agreement, upon which an amicable understanding cannot be reached, including any breach of this Agreement,  are to be decided by arbitration in accordance with the rules of the American  Arbitration  Association,  and subject to applicable  provisions  of the  statutes of the state of Texas.  The
            parties  agree  to  be  bound  by  the  majority   decision  of  the
            arbitrators.  The  arbitration  proceeding  shall take place in Fort
            Worth, Texas, unless another location is mutually agreed to by the parties. Each party shall be responsible for its own costs and expenses in arbitrating the dispute.

      (B) The arbitrators shall state in their decision the basis upon which their decision may be made. An appeal may be made from the arbitrators' decision to a court of general jurisdiction in Fort Worth, Texas, on the grounds set forth in the Texas code. All parties to this Agreement, by signing this Agreement, consent to the personal jurisdiction of the Texas courts.

      (C) Three arbitrators shall be selected for the arbitration panel. One arbitrator shall be selected by each party. The third arbitrator shall be selected by the arbitrators names by each party. In the event an agreement cannot be reached as to the third arbitrator, either party may petition a court of competent jurisdiction to appoint a neutral arbitrator as the third arbitrator. The Federal Rules of Civil Procedure and the Federal Rules of Evidence shall govern all procedural issues; however, upon order of the arbitrators or by agreement of the parties, time limits contained therein may be shortened or lengthened. The provision shall survive the termination of this Agreement.

11.  (A)   Upon termination of this Agreement,  Customer shall promptly account or and pay over to Company all premiums due Company upon risk(s) placed by Customer.

      (B) Customer further agrees, upon termination of this Agreement, to render the normal and usual customer services for Company during the remaining unexpired term of all policies placed by Customer.

      (C) Company agrees, upon termination of this Agreement, to transfer 90% of the net cumulative premiums collected, less (1) the cumulative total losses paid by the Company, and (2) the cumulative total of all payments including, but not limited to: advance commissions, expense reimbursements, and group experience rating/contingent compensation previously paid to the Agent, to any insurer selected by Agent provided such insurer is approved by the appropriate regulatory authorities to write insurance in the State of Texas of the type(s) for which the net cumulative premiums have been collected and for which group experience ratings/contingent compensation payments may be or become due Customer. All liability for subsequent claims, refunds or any other policy/certificate obligations regardless of effective or incurred date, shall be transferred from Company to the approved assuming insurer on the effective date of such assumption.

12. In performing its obligations pursuant to this Agreement, Company may have access to and receive disclosure of certain confidential information about or belonging to Customer, including but not limited to: Customer's marketing philosophy, techniques, and objectives, advertising and promotional copy, competitive advantages and disadvantages, financial results, technological developments, Participant and cardholder lists and a variety of other information and materials which Customer considers confidential or proprietary (hereinafter "Confidential Information").

      Company agrees that during the term of this Agreement and thereafter, Confidential Information is to be used solely in connection with satisfying its obligations pursuant to this Agreement, and that it shall neither disclose Confidential Information to any third party nor use Confidential Information for its own benefit, except as may be necessary to perform its obligations pursuant to this Agreement.

      All Confidential Information furnished to Company in connection with this Agreement is the exclusive property of Customer and, at the request of Customer or upon termination of this Agreement, Company shall promptly return to Customer all Confidential Information without copying such information.

      Company shall take measures to prevent its agents, employees and subcontractors from using or disclosing any Confidential Information, except as may be necessary for Company to perform its obligations pursuant to this Agreement. Company agrees that it may not use, rent, sell or authorize the use of the names and addresses supplied by Customer.

      This provision shall survive the termination of this Agreement.

13. Company hereby agrees to indemnify Customer, its directors, officers, employees, and corporate affiliates (the "indemnified parties"), and hold them harmless against and pay on their behalf any sums which any of them shall become legally obligated to pay as damages, fines, interest, and judgments which directly or indirectly arise from or are caused by the wrongful or negligent acts or omissions of Company or its directors, officers, employees and corporate affiliates, as well as any reasonable attorney's fees, costs and expenses incurred. It is a condition precedent to the obligations of Company under this Paragraph that any indemnified party who is being indemnified hereunder shall cooperate in such defense. Notwithstanding the indemnification provided herein, it is specifically agreed that Customer shall participate on a pro rata basis with regard to any premium refunds or rebates made by Company which may be occasioned by any claim, controversy, dispute, lawsuit, or administrative proceeding.

14. It is a condition precedent to payment of any amounts under this Agreement by Company that Customer shall certify in writing to Company that all known claims have been reported to Company. It is understood and agreed, however, that no waiver of this condition precedent shall result should Company fail to require such certification of claims.

15. This Agreement together with any insurance programs designated by the parties shall constitute the entire contract between the parties and there are no other agreements, oral or written, prior to or contemporaneous with this Agreement, other than that stated herein.

16. This Agreement has been executed in a number of Counterparts, any of which may be taken as an original.

17. This Agreement is executed on behalf of Company and Customer by the authorized signatures on the Schedule A(s) attached hereto.

18. Customer may assign its right to receive any monies due or to become due from Company under this Agreement or any of its addenda, including but not limited to Expense Reimbursement, to any affiliate of Customer, including any affiliated insurance agent or agency, or any other individual or entity authorized to sell or receive compensation for the sale of any of the insurance products covered by this Service Expense Reimbursement Agreement. An affiliate shall be a parent, a wholly owned or controlled subsidiary of Customer or any affiliate which is under the same common control or ownership as Customer. Notice of assignment shall be given to Company, in writing. Such assignment shall not be binding on Company and shall be of no effect until and unless Company acknowledges, in writing, such assignment. Payment by Company of any amount due by Company under this Agreement or any of its addenda to the assignee shall release Company of any obligation to Customer for the amount paid. No subsequent revocation of an assignment shall be binding on Company until and unless Company acknowledges such revocation in writing.

      In addition, simultaneous with such assignment, Customer may delegate to any such affiliate any administrative duties of Customer that can be performed under this Agreement by such affiliate. Written notice of such delegation shall be given to Company. Neither the giving of such notice or Company's acknowledgment or consent to such delegation shall release Customer from any responsibility for performance of any duties or obligations under this Agreement or any of its addenda.

19. In consideration of the mutual promises and covenants contained in this Service Expense Reimbursement Agreement, American Bankers Insurance Company hereby guarantees to Customer, its affiliates and subsidiaries the performance by Company of all of Company's obligations contained in the Service Expense Reimbursement Agreement and any and all future amendments or schedules thereto.

20. The following Schedules and/or Addendas are attached to and made a part of this Agreement at its inception:


--------------------------------------------------------------------------------
      Name of Schedule or Addenda:                          Form Number
--------------------------------------------------------------------------------
Service Expense Reimbursement Agreement-                SERA/SCH.A/9-10-94
              Schedule A
--------------------------------------------------------------------------------
Service Expense Reimbursement Agreement-          S:\ASSIST\MICHELLE\CAICONT.SAM
   Group Experience Rating/Contingent
         Compensation Addendum
--------------------------------------------------------------------------------

 VLIC  Voyager Life Insurance Company
 VPCIC Voyager Property & Casualty Insurance Company
 ABLAC American Bankers Life Assurance Company of Florida
 R&F   Ranchers & Farmers County Mutual Insurance Company

s:\assist\michelle\caisera.sam

                     SERVICE EXPENSE REIMBURSEMENT AGREEMENT
                                   SCHEDULE A

This Schedule is attached to and by `reference made a part of the Service Expense Reimbursement Agreement indicated above between the insurance companies, managers and agencies named below, hereinafter referred to as "Company", and CAl Credit Insurance Agency, Inc., hereinafter referred to as "customer", dated July 1, 1998. This Schedule is effective July 1, 1998.

NOW THEREFORE, IT IS MUTUALLY UNDERSTOOD AND AGREED AS FOLLOWS:

      1. Customer has agreed to offer, on Company's behalf, types of insurance as shown in Paragraph 2 to Participants, borrowers, members, customers or lessees of:

                        CAI CREDIT INSURANCE AGENCY, INC.

      2. Customer has agreed to provide services in connection with the types of insurance shown in the states listed with maximums as shown and for the Expense Reimbursement rate shown, which may be either a fixed amount or a percent of net premiums written. (gross premiums less cancellations):

-----------------------------------------------------------------------------------------
                                                 Expense               Monthly
Company*        Insurance Type         State  Reimbursement  Coverage  Benefits   Term
                                                  Rate
-----------------------------------------------------------------------------------------
   VLIC         Credit Life-SP          LA         35%        $20,000     N/A    60 Mos.
-----------------------------------------------------------------------------------------
   VLIC        Credit Life - MOB        LA         35%        $20,000     N/A     1 Mo.
-----------------------------------------------------------------------------------------
   VLIC    Credit Accident & Health -   LA         35%          N/A      $800    60 Mos.
                     SP
-----------------------------------------------------------------------------------------
   VLIC    Credit Accident & Health -   LA         35%          N/A      $800     1 Mo.
                     MOB
-----------------------------------------------------------------------------------------
  VPCIC       Credit Property - SP      LA         35%        $20,000     N/A    60 Mos.
-----------------------------------------------------------------------------------------
  VPCIC      Credit Property - MOB      LA         35%        $20,000     N/A     1 Mo.
-----------------------------------------------------------------------------------------
  VPCIC          Lease Property         LA         35%        $10,000     N/A     1 Mo.
-----------------------------------------------------------------------------------------
  VPCIC     Involuntary Unemployment    LA         35%          N/A      $500     1 Mo.
-----------------------------------------------------------------------------------------


Execution of this Schedule A also constitutes execution of all of the schedules and/or addendas listed in Paragraph 19 of this Agreement of which this Schedule
A becomes a part.



s:\assist\rnichelle\caiscala.S8ITI

Executed on behalf of the Company          Executed by or on behalf of the Agent
at Fort Worth, Texas, this 21st            at Beaumont, Texas, this 21st
day of  July ____, 1998.                   day of July ____, 1998.


AMERICAN BANKERS LIFE
ASSURANCE COMPANY OF FLORIDA
RANCHERS & FARMERS COUNTY                  CAI CREDIT INSURANCE AGENCY INC.
MUTUAL INSURANCE COMPANY
VOYAGER LIFE INSURANCE COMPANY
VOYAGER PROPERTY AND CASUALTY
INSURANCE COMPANY


By:      /s/ Mark Cooper                   By:      /s/ Thomas J. Frank
         --------------------------                 ----------------------------
Title:   Authorized Representative         Title:   President
         --------------------------                 ----------------------------
Witness:



AMERICAN BANKERS
INSURANCE COMPANY

By:      /s/ Mark Cooper
         --------------------------
Title:   Authorized Representative
         --------------------------
Witness:

*Initials designate the following companies:

ABLAC  American Bankers Life Assurance Company of Florida
R&F    Ranchers & Farmers County Mutual Insurance Company
VLIC   Voyager Life Insurance Company
VPCIC  Voyager Property & Casualty Insurance Company

                    SERVICE EXPENSE REIMBURSEMENT A GREEMENT
            GROUP EXPERIENCE RATING/CONTINGENT COMPENSATION ADDENDUM

THIS ADDENDUM is attached to and by reference made a part of the Service Expense Reimbursement Agreement indicated above between the insurance companies, managers and agencies named below, hereinafter referred to as "Company", and CAI Credit Insurance Agency, Inc., hereinafter referred to as "Customer", dated July 1, 1998. This Addendum is effective July 1, 1998.

NOW THEREFORE, IT IS MUTUALLY UNDERSTOOD AND AGREED AS FOLLOWS:

A. Within 10 days after August 1, 1998 (such date hereinafter deemed the "accounting date"), and within 10 days after each month thereafter while said Service Expense Reimbursement Agreement is in force, Company agrees to return a Group Experience Rating/Contingent Compensation Credit on the coverages written under said Agreement as follows:

      (1) The cumulative earned premiums written in the State of Louisiana for each type of insurance shown in Paragraph H of this Addendum will be multiplied by the percent shown in Paragraph H for each type of insurance and from the product of this multiplication there shall be deducted the sum of the following items for each type of insurance:

            a)    The  cumulative   total  of  all  losses  and  loss  expenses,
                  including all allocated loss adjustment expenses incurred, and

            b)    All reserves, and

            c) The cumulative total of all earned expense reimbursements, paid or allowed Customer by Company, and

            d) The cumulative total of all amounts previously paid to Customer in accordance with this Addendum.

      (2) "Losses" include, but are not limited to, any amounts Company becomes obligated to pay to any third party arising out of or related to claims made under coverages under this Agreement, including, but not limited to, damages, court awards or judgments or any kind or nature assessed against Company.

      For purposes of this Addendum, any amounts accumulated under that certain Group Experience Rating/Contingent Compensation Credit Addendum, made effective December 30, 1994, from the sale of the above described insurance in Louisiana shall be included in the calculations of the Group Experience Rating/Contingent Compensation Credit in this Paragraph A.

B. If the combined remainder computed in Paragraph A for all types of insurance shown in Paragraph H is a positive figure, Company shall pay to Customer the amount of such remainder provided that all premiums then due Company shall have been received by Company. If the combined remainder computed in Paragraph A for all types of insurance shown in Paragraph H is a negative figure, the negative figure shall be carried over to subsequent accountings against any amounts that otherwise become payable to Customer under aforesaid formula. Company reserves the right to require Customer to repay any Group Experience Rating/Contingent Compensation Credit received because of errors in calculations or in the event of retroactive reductions in premium rates mandated by state regulatory authorities.

C. The Group Experience Rating/Contingent Compensation Credit to be paid under this Addendum shall not exceed the maximum amount promulgated by the insurance statutes and regulations of the state wherein the business is written.

D. Payments made under the provisions of this Addendum by Company to Customer shall discharge Company's obligation hereunder for the amounts so paid.

E. Company reserves the right to offset any amounts due to or from Customer under this Agreement and its Schedules and Addenda (if any) for Credit Life, Credit Accident & Health, Credit Property, and Leased Property insurance against any amounts due to or from Customer under this or any agreements Customer may have from time to time with Company and/or any other subsidiaries or affiliates of American Bankers Insurance Group, Inc. The Customer will have thirty (30 days) to challenge any amounts due Company prior to such offset being made and, if challenged, no offsets will be made. The issue will be referred to arbitration as in Paragraph 10 of the S.E.R.A. agreement.

F. It is a condition precedent to payment of any amounts under this Addendum by Company that Customer shall certify in writing to Company that all known claims have been reported to Company. It is understood and agreed, however, that no waiver of this condition precedent shall result should Company fail to require such certification of claims.

G. In the event of termination of the Service Expense Reimbursement Agreement, Company shall continue to pay expense reimbursement payments as outlined in Section A of this Addendum. However, in the event of a "deficit", which is deemed to exist any time the result of the calculation under the provision of paragraph A of this Addendum is a negative number, Customer shall pay the amount of said deficit to the Company within 10 days of receiving the respective monthly statement.

      When all policy and/or certificate liabilities, including losses and loss adjustment expenses have been terminated by expiration, cancellation or prepayment, Company shall render a final accounting to Customer, Company may withhold payment for this final accounting until customer has certified in writing to Company that all known claims against company shall have been duly reported to Company.

H. It is hereby understood that Paragraph A pertains to only the following types of insurance, at the indicated percent rates as shown for each type of insurance.

--------------------------------------------------------------------------------

       Type of Insurance                             Percent Rate

--------------------------------------------------------------------------------
         Credit Life                                      90%
--------------------------------------------------------------------------------
     Credit Accident & Health                             90%
--------------------------------------------------------------------------------
        Credit Property                                   90%
--------------------------------------------------------------------------------
  Involuntary Unemployment Ins.                           90%
--------------------------------------------------------------------------------
        Leased Property                                   90%
--------------------------------------------------------------------------------

I. Until such time as this Agreement is terminated, Company agrees to pay Customer investment income on the cash held by the Company, at the interest rate of a one year CD, at Chase Bank Texas National Association's main Fort Worth, Texas branch. The cash held by the Company shall be calculated according to the following formula:

                        90% of the cumulative net written premium
            Less:       the cumulative losses and loss expenses paid;
                        the cumulative advance commissions paid or retained;
                        and the cumulative contingent commissions paid or due.
            Equals      cash held by Company.

      Such investment income will be paid within thirty (30) days of the end of each calendar quarter based on the average of the cash held by Company at the beginning and end of the prior quarter.

s:\assist\rnichelle\caiscala.S8ITI

Executed on behalf of the Company          Executed by or on behalf of the Agent
at Fort Worth, Texas, this 21st            at Beaumont, Texas, this 21st
day of July ____, 1998.                    day of July ____, 1998.


AMERICAN BANKERS LIFE
ASSURANCE COMPANY OF FLORIDA
RANCHERS & FARMERS COUNTY                  CAI CREDIT INSURANCE AGENCY INC.
MUTUAL INSURANCE COMPANY
VOYAGER LIFE INSURANCE COMPANY
VOYAGER PROPERTY AND CASUALTY
INSURANCE COMPANY


By:      /s/ Mark Cooper                   By:     /s/ Thomas J. Frank
         -------------------------                 -----------------------------
Title:   Authorized Representative         Title:  President
         -------------------------                 -----------------------------
Witness:



*Initials designate the following companies:

ABLAC  American Bankers Life Assurance Company of Florida
R&F    Ranchers & Farmers County Mutual Insurance Company
VLIC   Voyager Life Insurance Company
VPCIC  Voyager Property & Casualty Insurance Company